Exhibit 99.1

Enrollment Open For Clinical Trial of Cytolin(R), A Novel Immune Therapy From CytoDyn For Treating Early HIV Infection

Santa Fe, NM - January 19, 2009 - (BUSINESS WIRE) -- Following approval of the Institutional Review Board, CytoDyn, Inc. (Pink Sheets: CYDY) has discharged its duty to register a clinical trial of Cytolin(R), the Company's lead product, with the government's website at www.clinicaltrials.gov, ID NCT01048372. The public has online access to this federal database, which describes the key elements of clinical trials and their status. To peruse the continually updated public record for the study of Cytolin(R) on the government's website, enter "HIV AND Boston AND Cytolin" as search terms (case sensitive).

Human subjects are now being recruited for the study from the clinic of the Principal Investigator. The study protocol calls for 10 adults with early HIV infection and 10 healthy control subjects. According to the study protocol, it could take up to one year to fill these 20 slots. Although the Company expects enrollment to be completed in a shorter period of time, there can be no guarantee that enrollment will be completed in less time than is permitted by the study protocol.

The Current Standard for Treating HIV/AIDS

During the past decade, significant improvements in the antiviral "cocktails" used to treat HIV/AIDS have transformed this once fatal disease into a chronic, manageable condition. Many such antiviral drugs are available, including Atripla(R), which combines drugs from Bristol-Myers Squibb (NYSE: BMY) and Gilead Sciences (NasdaqGS: GILD); Viracept(R) from Pfizer (NYSE: PFE); and Norvir(R) from Abbott Laboratories (NYSE: ABT), to name but a few. These drugs are the ingredients of Highly Active Antiretroviral Therapy (HAART), which has saved countless lives and is well tolerated by most patients, although all drugs have side effects.

The current standard of treatment recommends withholding antiviral drugs until the disease has progressed to the point where the drugs are required to maintain a patient's health, typically a period of about five years from initial infection. A chief reason for withholding treatment during the early years of HIV infection is that antiviral drugs attack the virus directly. As a result, natural selection promotes the evolution of HIV into species that are resistant to those drugs. If antiviral drugs were prescribed too early, then the virus might become resistant to those drugs, rendering them ineffective, by the time they were necessary to maintain a patient's health.

About Cytolin(R)

Cytolin(R) is a monoclonal antibody administered by intravenous infusion and might expand the standard of treatment. In preliminary clinical trials, and in compassionate use involving hundreds of patients treated for about two years, Cytolin(R) produced encouraging results in delaying or reversing disease progression while acquiring a good safety record.


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Significantly, Cytolin(R) is not an antiviral drug although it has a significant, albeit indirect, antiviral effect (log reduction in viral burden). A first-in-class drug, Cytolin(R) is designed to prevent the wholesale destruction of helpful CD4 T cells by a person's own killer T cells. The killer T cells are made by the human body in response to HIV infection as part of the natural defense against the virus. As first shown by Zarling, et al in 1990 (Journal of Immunology, vol. 144, page 2992), the ability of these killer T cells to indiscriminately destroy CD4 T cells is a trait unique to humans, explaining why HIV infection does not cause disease in the other species the virus can infect. It has been known since the beginning of the AIDS pandemic that a wholesale loss of CD4 T cells is the reason why individuals infected with HIV become susceptible to the opportunistic infections and cancers that characterize AIDS. Up until the 1990s when three independent studies identified the killer T cells as the cause of the problem, the reason for the wholesale loss of CD4 cells remained a mystery because the virus infects relatively few CD4 T cells.

The fact that Cytolin(R) has no direct effect on the life-cycle of the virus precludes the emergence of Cytolin(R)-resistant virus due to the long-term use of Cytolin(R). This is in contrast to the antiviral drugs whose use promotes the evolution of drug-resistant virus. Consequently, a potential indication for Cytolin(R) would be to administer it early in the infection in order to delay the natural progression of the disease and, therefore, the time when antiviral drugs become necessary. If so, healthcare providers could treat individuals infected with HIV more quickly, rather than spending years just watching and waiting.

Cytolin(R) is the brainchild of scientist Allen D. Allen, the CEO of CytoDyn, which has been developing Cytolin(R) as its lead product since the Company's inception in 2003. Notwithstanding CytoDyn's previous public discussions and efforts centered on other potential indications, the Company is now committed to developing Cytolin(R) for the above indication; that is, as a monotherapy for treating early HIV infection before the antiviral drugs are indicated. The Company believes this best serves the needs of those infected with HIV and the physicians who treat them.

About The Study

CytoDyn has agreed to provide funding and cGMP product to the General Hospital Corporation, doing business as Massachusetts General Hospital, for the purpose of conducting an ex-vivo study of Cytolin(R). The study will enroll 10 adults with early HIV infection and 10 healthy controls, each of whom will be required to participate for six months. This study is intended as a prelude to an in vivo study and will take advantage of the facilities available at Massachusetts General Hospital to confirm, and perhaps sharpen, the role of killer T cells in causing the wholesale loss of CD4 T cells, as well as the mechanisms of action responsible for the clinical benefits observed in patients treated with Cytolin(R), including the roles played by various cytokines and cluster determinants (the "CD" used to categorize lymphocytes, such as "CD4 T cells").


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The Company is pleased to report that the Principal Investigator is Eric S.
Rosenberg, MD, an Associate Professor of Medicine in the Infectious Diseases Division of Massachusetts General Hospital and a prominent researcher specializing in HIV/AIDS. More than the Principal Investigator, Dr. Rosenberg designed the protocol for the study after an extensive review of the relevant literature and human experience related to Cytolin(R). His review was aided by a comprehensive due diligence report kindly prepared by David Scondras, a Boston-based AIDS activist.

Risks of Academic Research

Massachusetts General Hospital is a nonprofit, tax-exempt facility with the mission of improving the public health by engaging in research for the purpose of discovering and making available to the public new and improved medical treatments and information. As a consequence, Massachusetts General Hospital does not conduct studies unless its researchers are free to publish the study results as, how, and when they see fit, provided only that the trade secrets of CytoDyn may not be disclosed.

When researchers have such unrestricted freedom to publish, it can pose a risk to the company developing a drug. This is because the outcome of clinical research is uncertain and the results may differ significantly from the expectations of the company and the researchers. However, CytoDyn's management believes this risk is minimal inasmuch as Cytolin(R) has already been used to treat hundreds of patients over extended periods of time. Consequently, the study is unlikely to produce unexpected or surprising results that would call the safety or efficacy of Cytolin(R) into question. Nonetheless, the study may fail to meet its objectives for any number of reasons. These include but are not limited to the failure of in vivo events to manifest in vitro, enrollment of patients whose HIV infection is still too early, and the failure of a sufficient number of human subjects to complete the study.

Other Uncertainties

This announcement contains statements that are not historic facts but anticipate future events and circumstances. All such forward-looking statements made by the Company are necessarily estimates based upon current information and projections and involve a number of risks and uncertainties, including but not limited to, the failure of preliminary results from clinical studies to reflect the results from more comprehensive studies, and an inability to enroll a sufficient number of patients or to otherwise complete a study. There can be no assurance that such risks and uncertainties, or other factors, will not affect the accuracy of such forward-looking statements. It is impossible to identify all the factors that could cause actual results to differ materially from those estimated by CytoDyn. They include, but are not limited to, government regulation, managing and maintaining growth, victimization by white-collar offenders, and the effects of adverse publicity, litigation, competition, and other factors that may be identified from time to time in the Company's announcements.

Source:
CytoDyn

Contact:
Corinne Allen, CFO 1-505-988-5520